SCHEDULE H
                            DATED SEPTEMBER 15, 2016
                                       TO
                      THE ADVISORS' INNER CIRCLE FUND III
              AMENDED AND RESTATED RULE 18F-3 MULTIPLE CLASS PLAN
                            DATED FEBRUARY 12, 2014

                        RWC GLOBAL EMERGING EQUITY FUND
   (a Fund to which RWC Asset Advisors (US) LLC serves as investment adviser)

----------------------------------------------------------------------------------------------
                                     INSTITUTIONAL
              FUND                      SHARES          CLASS N SHARES      CLASS I SHARES
----------------------------------------------------------------------------------------------
RWC Global Emerging Equity Fund            X                  X                   X
----------------------------------------------------------------------------------------------

                                                                     EXHIBIT H.1


                        RWC GLOBAL EMERGING EQUITY FUND

                        CERTIFICATE OF CLASS DESIGNATION

                        Institutional Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Fund's prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   CONVERSION RIGHTS

     a. Conversion at the Option of a Shareholder

     Shareholders of Institutional Shares of the Fund may convert such Institutional Shares into another Class of shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

     b. Conversion at the Option of the Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, the Fund may, in its discretion, elect to convert such shareholder's Institutional Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

5.   LIMITATION ON CONVERSION RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Fund to make available for investment only certain Classes of shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

                                                                     EXHIBIT H.2

                        RWC GLOBAL EMERGING EQUITY FUND

                        CERTIFICATE OF CLASS DESIGNATION

                          Class N Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Class N Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

     The Trust, on behalf of the Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class N Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Fund's Class N Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Under the terms of the Shareholder Service Plan, the Fund is permitted to compensate, out of the Class N Shares' assets, in an annual amount up to 0.15% of the average daily net assets of the Class N Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Class N Shares shareholders, as described in the Fund's prospectus(es).

2.   ELIGIBILITY OF PURCHASERS

     Class N Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Fund's prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Class N Shares will have one vote for each full Class N Share held and a fractional vote for each fractional Class N Share held. Shareholders of Class N Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class N Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Class N Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class N Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   CONVERSION RIGHTS

     a. Conversion at the Option of a Shareholder

     Shareholders of Class N Shares of the Fund may convert such Class N Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

     b. Conversion at the Option of the Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Class N Shares, the Fund may, in its discretion, elect to convert such shareholder's Class N Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Class N Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

5.   LIMITATION ON CONVERSION RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Fund to make available for investment only certain Classes of shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

                                                                     EXHIBIT H.3

                        RWC GLOBAL EMERGING EQUITY FUND

                        CERTIFICATE OF CLASS DESIGNATION

                          Class I Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Class I Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a shareholder service fee that is payable under a Shareholder Service Plan.

     Under the terms of the Shareholder Service Plan, the Fund is permitted to compensate, out of the Class I Shares' assets, in an annual amount up to 0.15% of the average daily net assets of the Class I Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Class I Shares shareholders, as described in the Fund's prospectus(es).

2.   ELIGIBILITY OF PURCHASERS

     Class I Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Fund's prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Class I Shares will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Shareholders of Class I Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Class I Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class I Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   CONVERSION RIGHTS

     a. Conversion at the Option of a Shareholder

     Shareholders of Class I Shares of the Fund may convert such Class I Shares into another Class of shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

     b. Conversion at the Option of the Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Class I Shares, the Fund may, in its discretion, elect to convert such shareholder's Class I Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Class I Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

5.   LIMITATION ON CONVERSION RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Fund to make available for investment only certain Classes of shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.